U.S. SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549


                                        FORM 8-K/A
                                    (Amendment No. 2)


                                      CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported): June 13, 2002


                                  FORCE PROTECTION, INC.
                  (Exact name of registrant as specified in its charter)


                                         Colorado
              (State or jurisdiction of incorporation or organization)


                                         0-22273
                                (Commission File Number)


                                        84-1383888
                       (I.R.S. Employer Identification Number)


        2031 Avenue B, Building 44, North Charleston, South Carolina 29405
                   (Address of principal executive offices)

                   Registrant's telephone number:  (843) 740-7015

                              Sonic Jet Performance, Inc.
         (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 13, 2002, the Registrant entered into a Stock Purchase Agreement with Technical Solutions Group, Inc., a Nevada Corporation ("TSG"), Garth Barrett, an individual, and TS Group, LLC, a Texas limited liability company (collectively the "Seller"), whereby the Registrant purchased 100% of the issued and outstanding common stock from the Seller. In exchange for all of the outstanding common stock of the Seller, the Registrant agreed to deliver to the Seller $400,000 of working capital and 6,000,000 shares of restricted common stock of the Registrant. These shares were allocated as follows:

     (a) Garth Barrett: 2,000,000 shares, in exchange for 8,000 shares of TSG common stock.

     (b) TS Group, LLC: 4,000,000 shares for 16,000 shares of TSG common stock, which is subject to a security interest from a note due to TSG from TS Group.

     The Registrant formed its subsidiary TSG International, Inc., a Nevada corporation (90% owned by the Registrant and 10% owned by Ashford Capital, LLC), for the purpose of holding 100% of the issued and outstanding stock of TSG. TSG manufactures a line of specialty vehicles for the military and law enforcement markets.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Effective on September 16, 2003, with the filing of Articles of Amendment to Articles of Incorporation with the Colorado Secretary of State, the name of the Registrant was changed from "Sonic Jet Performance, Inc." to "Force Protection, Inc." This change was approved by the Registrant's shareholders at the annual meeting held on August 23, 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Securities and Exchange Commission rules regarding financial disclosure. Therefore, financial statements are being furnished for TSG as follows:

     (a) audited financial statements for the two most recent fiscal years (prior to the date of acquisition) ended December 31;

     (b)  pro forma financial information.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                               SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Force Protection, Inc.


Dated: October 22, 2003                By: /s/ Madhava Rao Mankal
                                       Madhava Rao Mankal, President


                                   EXHIBIT INDEX

Number                             Description

2      Stock Purchase Agreement between the Registrant, Garth
       Barrett, and TS Group, LLC., dated June 13, 2002
       (incorporated by reference to Exhibit 2.1 of the Form 8-K filed on June 5, 2002).

                           INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Technical Solutions Group, Inc.
Charleston, South Carolina

We have audited the accompanying balance sheets of Technical Solutions Group, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technical Solutions Group, Inc., as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company's recurring losses from operations and its difficulties in generating sufficient cash flow to meet its obligation and sustain its operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC.
Denver, Colorado
July 1, 2003


                        TECHNICAL SOLUTIONS GROUP, INC.
                                BALANCE SHEETS

                                   ASSETS

                                                 December 31      December 31
                                                     2001            2000

Current Assets:
Cash                                             $    2,325        $    6,434

Accounts Receivable -trade                                -            66,640

Total Current Assets                                  2,325            73,074

Fixed Assets:
Machinery and equipment                             147,958           138,275
Computers and software                               14,484            12,494
Furniture and fixtures                                  270               664
Vehicles                                             35,521            38,021
                                                    198,233           189,454
Less accumulated depreciation                      (118,410)          (93,128)
Net Fixed Assets                                     79,823            96,326

Total Assets                                         82,148           169,400

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable - trade                            250,947           217,601
Accrued expenses                                          -            17,986
Lines of credit                                      75,000            75,000
Loans from shareholders                              81,500                 -
Loans from related parties                           60,478           117,000
Total Current Liabilities                           467,925           427,587

Long-Term Debt:
Notes payable - long-term portion                   151,840            94,514
Total Long-term Debt                                151,840            94,514

Total Liabilities                                   619,765           522,101

Stockholders' Equity:
Common stock, par value $1.00, 25,000 shares
 authorized,  24,000, issued and outstanding         24,000            24,000
Additional paid-in capital                          103,106           103,106
Retained deficit                                   (664,723)         (479,807)
Total Stockholders' Equity                         (537,617)         (352,701)

Total Liabilities and Stockholders' Equity           82,148           169,400

The accompanying notes are an integral part of these financial statements

                           TECHNICAL SOLUTIONS GROUP, INC.
                               STATEMENTS OF OPERATIONS

                                                       For the Years Ended
                                                 December 31      December 31
                                                     2001            2000

Revenues:
Specialty vehicle contracts                      $  860,705       $1,103,583
Ammunition sales                                    117,324          693,998
                                                    978,029        1,797,581

Job Costs and Cost of Sales:
Direct materials                                    340,373        1,443,551
Direct labor                                         20,541           59,481
Contract labor                                        7,169           12,524
Overhead expenses (includes depreciation
of $26,249)                                         155,158          128,004
                                                    523,241        1,643,560

Gross Profit                                        454,788          154,021

General, Administrative, and Selling Expenses
 (Includes depreciation of $1,915)                  616,510          455,586

Operating Loss                                     (161,722)        (301,565)
Other income (Expenses)
Gain (loss) on sale of assets                        (6,284)           5,854
Miscellaneous income                                    257                -
Interest expense                                    (17,167)         (20,753)
                                                    (23,194)         (14,899)

Net Income (Loss)                                  (184,916)        (316,464)

Per Share Information:
Weighted average number
  of common shares outstanding                       24,000           24,000
  Net loss per common share                           (7.71)          (13.19)

The accompanying notes are an integral part of these financial statements

                           TECHNICAL SOLUTIONS GROUP, INC.
                      STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                        Additional     Retained        Total
                                  Common Stock           Paid-In       Earnings     Stockholders'
                               Shares      Amount        Capital       (Deficit)       Equity
Balance, December 31, 1999      24,000     $ 24,000     $  103,106     $(163,343)   $  (36,237)

Net Loss for year ended              -            -              -      (316,464)     (316,464)

Balance, December 31, 2000      24,000       24,000        103,106      (479,807)     (352,701)

Corporate restructure
 adjustments                         -            -              -       (33,860)      (33,860)
Net Loss for year ended              -            -              -      (151,056)     (151,056)

Balance, December 31, 2001      24,000       24,000        103,106      (664,723)     (537,617)

The accompanying notes are an integral part of these financial statements


                            TECHNICAL SOLUTIONS GROUP, INC.
                               STATEMENTS OF CASH FLOWS

                                                       For the Years Ended
                                                 December 31      December 31
                                                     2001            2000

Cash Flows from Operating Activities:
Net Loss                                          $ (184,916)      $ (316,464)

Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                       25,282           28,164
  Loss on sale of assets                               6,284                -
Changes in Assets & Liabilities:
  (Increase) in accounts receivable                   66,640          (66,640)
  Increase in accounts payable                        33,346          217,601
  Increase in accrued expenses and other
 current liabilities                                 (17,986)           4,036
        Net Cash Used In Operating Activities        (71,350)        (133,303)

Cash Flows from Investing Activities
Cash receipts for the sale of fixed assets            22,900                -
Purchase of fixed assets                              (8,779)         (61,226)
Cash Flows Provided by (Used In)
Investing Activities                                  14,121          (61,226)

Cash Flows from Financing Activities
Proceeds from related party loans                    103,373           83,000
Proceeds from line of credit                               -           75,000
Note principal payments                              (50,253)         (26,000)

Cash Flows Provided By Financing Activities           53,120          132,000

Net (Decrease) Increase in Cash and Cash
 Equivalents                                          (4,109)         (62,529)

Cash and Cash Equivalents at Beginning of Period       6,434           68,963

Cash and Cash Equivalents at End of Period             2,325            6,434

Supplemental Information:
Interest paid                                          4,365            7,735
Income taxes paid                                          -                -

The accompanying notes are an integral part of these financial statements


                           TECHNICAL SOLUTIONS GROUP, INC.
                            NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company.

Technical Solutions Group, Inc. ("Company"), is design and manufacturers of specialized military vehicles for various purposes.
The principal executive office is located in Charleston, South Carolina.

Going Concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended December 31, 2001 and 2000, the Company incurred losses of $184,916 and $316,464 respectively, and the Company's current liabilities exceed current assets by $465,600 as of December 31, 2001. Realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, obtaining additional financing, and the success of its future operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents.

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Property and Equipment.

Property and equipment are stated at cost or at the value of the operating agreement. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

Vehicles                          20 years
Furniture and fixtures             7 years
Machinery and equipment            7 years
Computers and software             5 years

Impairment of Long-Lived Assets.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset might not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company would recognized an impairment loss based in the estimated fair value of the asset.

Income Taxes.

The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. Because the Company has incurred losses from operations, no benefit is realized for the tax effect of the net operating loss carryforward due to the uncertainty of its realization

Loss per Share.

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common share outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share is the same.

Estimates.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition.

Revenues from products and services are recognized at the time goods are shipped or accepted by the customer, or services are provided to the customer.

Comprehensive Income (Loss).

The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net loss, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) consists of foreign currency translation adjustments and is presented in the consolidated statements of stockholders' equity (deficit).

NOTE 3 - LINES OF CREDIT

The Company has $75,000 of total lines of credit outstanding from two lending sources. These lines are collateralized by furniture, fixtures, equipment, inventory, and accounts receivable. Amounts of each line of credit and interest rates are as follows:

                                              Interest       2001       2000
                                                 Rate       Balance    Balance

Line of Credit from Wells Fargo                16.25%       $25,000    $25,000
Line of Credit from Washington Mutual Bank     12.00%        50,000     50,000

Total                                                       $75,000    $75,000

NOTE 4 - RELATED PARTY TRANSACTIONS

In August 1997, the Company borrowed $62,500 from J. Hoffman, who is a shareholder. The note is payable in installment payments of $1,892 for 36 months beginning in February 2001 and is collateralized by a military vehicle.

In August 1997, the Company borrowed $20,000 from A. Login, who is a shareholder. The note is payable with annual interest payments of $2,400 with balloon payment due on date of August 1, 2004 and is collateralized by a military vehicle.

In August 1997, the Company borrowed $30,000 from H. Login, who is a shareholder. The note is payable with annual interest payments of $3,600 with balloon payment due on date of August 1, 2004 and is collateralized by a military vehicle.

During 2001, the Company borrowed $101,500 from S. Gregory, who is a shareholder. The note is payable with annual interest payments of $3,600 with balloon payment due on date of January 1, 2008, with no interest due for the first 5 years and 10% interest due the second 5 years.

NOTE 5 - SHAREHOLDER DEBT

During 2001, the Company borrowed $31,500 from G. Barrett, who is a shareholder. The note is due on demand and bears interest at the rate of 10%.

During 2001, the Company borrowed $50,000 from TS Group, LLC, which is a shareholder. The note is due on demand and bears interest at the rate of 10%.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Rental Lease

In September 2001, the Company entered into a rental lease agreement that expires in September 2004 for office and warehouse space in Charleston, South Carolina.

Minimum future lease payments under current lease agreements at December 31, 2001 are as follows;

2002     $108,000
2003      120,000
2004       96,000
         $324,000

NOTE 6 - CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable.

The Company maintains a cash account at one bank. At December 31, 2001, the Company's carry amount of deposits was $2,325. $100,000 was covered by the Federal Deposit Insurance Corporation for each of the bank accounts. The Company had no uninsured cash balances as of December 31, 2001.

The Company is a manufacturer of specialty military vehicles. The Company grants credit to established customers. Collateral is not required for credit. The accounts receivable balances were $0 and $66,640 as of December 31, 2001 and December 31, 2000 respectively.

NOTE 7 - INCOME TAXES

Significant components of the Company's deferred tax liabilities and assets at December 31, 2001 are as follows:

Deferred Tax Assets
Net Operating Loss Carryforwards                               $578,674
Less Valuation Allowance                                       (578,674)
Total Deferred Tax Assets                                             -

As of December 31, 2001, the Company had a net operating loss carryforward for federal income tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Because of the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax assets, which caused the Company's effective tax rate to differ from the statutory income tax rate. The net operating loss carryforward, if not utilized, will begin to expire in the year 2007.

PRO FORMA CONSOLIDATED FINANCIAL DATA

The Unaudited Pro Forma Consolidated Balance Sheet and the Unaudited Pro Forma Consolidated Statement of Operations of Sonic Jet Performance, Inc. ("Company") have been prepared to illustrate the estimated effect of the acquisition of Technical Solutions Group, Inc. as if it had occurred on January 1, 2002. The acquisition was accounted for by the purchase method of accounting. The Pro Forma Consolidated Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Consolidated Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable.
Consequently, the amounts reflected in the Pro Forma Consolidated Financial Statements are subject to change, and the final amounts may differ substantially.

The accompanying Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for Sonic Jet Performance, Inc. and Technical Solutions Group, Inc.


/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC.
Denver, Colorado
September 5, 2002


               SONIC JET PERFORMANCE, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                               JUNE 30, 2002
                                 (Unaudited)

                                   Sonic Jet         Technical                 Pro          Pro Forma
                                  Performance,    Solutions Group,            Forma        Consolidated
                                      Inc.             Inc.                Adjustments       Balances
ASSETS:
Current Assets:
  Cash                            $   90,711        $   3,102             $        -       $   93,813
  Restricted cash                    166,457                -                      -          166,457
  Accounts receivable                 86,582            1,338                      -           87,920
  Note receivable                          -          458,729                      -          458,729
  Investment                          50,000                -      (3)       (50,000)               -
  Inventories                        182,970                -                      -          182,970
  Other current assets                 2,506                -                      -            2,506

     Total Current Assets            579,226          463,169                (50,000)         992,395

Property and Equipment, Net        1,109,217          214,892                      -        1,324,109

Other Assets:
  Acquisition                              -                -      (1)     1,200,000        1,200,000
  Licensing rights                   267,500                -                      -          267,500

   Total Other Assets                267,500                -              1,200,000        1,467,500


Total Assets                      $1,955,943        $ 678,061             $1,150,000       $3,784,004


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable                $  421,416        $ 746,481             $        -      $ 1,167,897
  Advance from customers                   -          974,980                      -          974,980
  Accrued payroll taxes               50,575                -                      -           50,575
  Accrued interest and
    other expenses                   255,254           47,396                      -          302,650
  Line of credit                           -           81,314                      -           81,314
  Loan from shareholder               55,000           15,689                      -           70,689

   Total Current Liabilities         782,245        1,865,860                      -        2,648,105

Long-Term Liabilities:
  Notes payable                            -          799,700     (3)        (50,000)         749,700

   Total Long-term Liabilities             -          799,700                (50,000)         749,700

Total Liabilities                    782,245        2,665,560                (50,000)       3,397,805

Stockholders' Equity:
   Preferred stock                   365,000                -                      -          365,000
   Common stock                   12,648,235           24,000     (2)        (24,000)      13,848,235
                                                                  (1)      1,200,000
   Additional paid-in capital              -          458,729     (2)       (458,729)               -
   Accumulated deficit           (11,839,537)      (2,470,228)    (2)        482,729      (13,827,036)

Total Stockholders' Equity         1,173,698       (1,987,499)             1,200,000          386,199

Total Liabilities and
   Stockholders' Equity          $ 1,955,943        $ 678,061             $1,150,000      $ 3,784,004

See accompanying notes to pro forma consolidated financial statements


                        SONIC JET PERFORMANCE, INC. AND SUBSIDIARIES
                         PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX-MONTHS ENDED JUNE 30, 2002
                                        (Unaudited)

<CAPTION?
                                   Sonic Jet         Technical                 Pro          Pro Forma
                                  Performance,    Solutions Group,            Forma        Consolidated
                                      Inc.             Inc.                Adjustments       Balances  .
Revenues:                         $  362,632       $   748,700              $      -       $ 1,111,332

Cost of Sales                        209,614         1,058,568                     -         1,268,182

Gross Profit                         153,018          (309,868)                    -          (156,850)

Operating Expenses:
   Sales, general,
      and administrative           1,018,189           969,804                     -         1,987,993

Total Operating Expenses           1,018,189           969,804                     -         1,987,993

Net Loss from Operations            (865,171)       (1,279,672)                    -        (2,144,843)

Other Income/Expenses
Other income                          31,426                52                     -            31,478
Interest income                        3,213                 -                     -             3,213
Interest expenses                          -           (18,363)                    -           (18,363)

                                      34,639           (18,311)                    -            16,328

Net Loss                          $ (830,532)      $(1,297,983)             $      -       $(2,128,515)

Net Loss Per Share                $    (0.03)      $     (0.21)                            $     (0.06)

Weighted average number of
  shares outstanding              27,928,115         6,000,000                              33,928,115

See accompanying notes to pro forma consolidated financial statements


                          SONIC JET PERFORMANCE, INC. AND SUBSIDIARIES
                       NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                            (Unaudited)

(1) The estimated purchase price and preliminary adjustments to historical book value of Sonic Jet Performance as a result of the Technical Solutions Group, Inc. ("TSG") acquisition as follows:

Purchase price:
  Estimate value of stock issued                                     $1,200,000
  Book value of net assets acquired                                   1,172,245
  Adjustment to reflect fair market value of net assets              (1,172,245)

  Purchase price in excess of net assets acquired                   $ 1,200,000

Preliminary allocation of purchase price in excess of net assets required:

           Estimated goodwill                                        $1,200,000

(2) The adjustments to additional paid-in capital, accumulated deficit, and capital stock as a result of the TSG acquisition:

   Elimination of TSG additional paid in capital                     $(458,729)
   Elimination of TSG pre business combination
    accumulated deficit                                                482,729
  Elimination of TSG capital stock                                     (24,000)

         Total                                                               0

(3) The adjustments to eliminate intercompany receivables and payables as a result of the TSG acquisition:

Investment                                                     $(50,000)
Notes Payable                                                    50,000

Total                                                          $      0